UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024
__________________________
ASCEND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1411 Broadway
16th Floor
New York, NY 10018

(Address of principal executive offices)
(646) 661-7600

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As discussed in further detail below, Ascend Wellness Holdings, Inc. (the “Company”) has entered into updated compensation arrangements with certain of its employees. These arrangements were approved by the Company’s board of directors (the “Board”), based on the recommendations of the compensation and corporate governance committee of the Board, and were designed to more closely align such employees’ compensation with the Company’s current compensation practices.
Abner Kurtin Transition
On March 29, 2024, the Company and Abner Kurtin entered into a new employment agreement, effective March 30, 2024, pursuant to which Mr. Kurtin will continue to serve as the Company’s Executive Chairman (the “Kurtin Employment Agreement”). In connection with the Kurtin Employment Agreement, the parties terminated the employment agreement between the Company and Mr. Kurtin, dated March 22, 2021, as amended on September 27, 2022 (as amended, the “Prior Kurtin Employment Agreement”).
Pursuant to the Kurtin Employment Agreement, Mr. Kurtin will receive an annual base salary of $200,000. Additionally, the Kurtin Employment Agreement provides that, subject to the Board’s approval, Mr. Kurtin will receive a restricted stock unit (“RSU”) award equal to $150,000, to vest in one-fourth increments quarterly for service in arrears. Mr. Kurtin will not be eligible to participate in the Company’s performance-based bonus program or long-term incentive plan (“LTIP”) or be entitled to any severance benefits under the Kurtin Employment Agreement. Mr. Kurtin will not receive any additional compensation for his service as a member of the Board. The Kurtin Employment Agreement is at-will and provides for a fixed one-year term of employment.
In connection with the termination of the Prior Kurtin Employment Agreement, on March 29, 2024, the Company and Mr. Kurtin executed an employee separation and release agreement, effective March 29, 2024 (the “Kurtin Separation and Release Agreement”). The Kurtin Separation and Release Agreement provides that Mr. Kurtin will receive the following separation payments and benefits provided under the Prior Kurtin Employment Agreement, subject in each case to a customary seven-day revocation period: (i) final compensation in the form of a $19,231 lump sum payment, representing base salary from the prior year earned but not paid; (ii) termination compensation in the amount of $3,300,000, representing two times his 2023 base salary plus two times his 2023 earned bonus, payable in substantially equal installments over 12 months following the termination date; (iii) a prorated bonus for fiscal 2024 on such terms as may be approved by the Board; and (iv) accelerated vesting of all outstanding unvested equity securities, including 625,868 options and 1,184,467 RSUs, plus 1,096,492 RSUs representing his 2024 grant under the Company’s LTIP, on March 29, 2024. The Kurtin Separation and Release Agreement also provides, among other customary provisions, continuing confidentiality and non-disparagement obligations.
The foregoing descriptions of the Kurtin Employment Agreement and Kurtin Separation and Release Agreement are subject to and qualified in their entirety by reference to the full text of the Kurtin Employment Agreement and Kurtin Separation and Release Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2024.
Mr. Kurtin does not have a family relationship with any of the officers or directors of the Company. In May 2022 the Company issued a secured promissory note to a retail dispensary license holder in Massachusetts providing up to $3.5 million of funding (the “Massachusetts Note”). The Massachusetts Note originally accrued interest at a fixed annual rate of 11.5% as part of the note balance and principal was due monthly following the opening of the borrower’s retail dispensary. The Massachusetts Note was amended in December 2023 to revise the funding and repayment terms and to increase the interest rate to 12.5% per annum, which is to be paid monthly beginning in January 2024. The total principal balance was revised to a maximum of $3.5 million and the final funding payment was made in December 2023. As amended, principal is to be repaid monthly commencing in December 2024, based on a period of twenty-four months, with the remainder due at the December 1, 2025 revised maturity date. During fiscal 2023 the largest aggregate amount of principal and interest outstanding under the Massachusetts Note was approximately $3.5 million and no principal and interest was paid on the note. As of December 31, 2023, a total of

$3.5 million was outstanding under the Massachusetts Note. The borrower may prepay the outstanding principal amount, plus accrued interest thereon. Borrowings under the Massachusetts Note are secured by the assets of the borrower. The borrower is partially owned by an entity that is managed, in part, by Mr. Kurtin. Additionally, the Company transacts with the borrower, as a retail dispensary, in the ordinary course of business.
Francis Perullo Transition
On March 26, 2024, the Company and Francis Perullo entered into a new employment agreement pursuant to which Mr. Perullo will transition to a new role as Executive Vice President, Corporate Affairs of the Company (the “Perullo Employment Agreement”), effective March 30, 2024. In connection with the Perullo Employment Agreement, the parties terminated the employment agreement between the Company and Mr. Perullo, dated February 11, 2022, as amended on May 9, 2023 (the “Prior Perullo Employment Agreement”). Mr. Perullo will continue to serve as a member of the Board.
Pursuant to the Perullo Employment Agreement, Mr. Perullo will receive an annual base salary of $450,000 and an annual bonus of up to 100% of his base salary based on achievement of certain target performance goals. In addition, Mr. Perullo will be eligible to receive an annual bonus of $100,000 for the provision of senior advisory services to the Company’s chief executive officer based on achievement of certain target performance goals. Mr. Perullo will be eligible to participate in the Company’s LTIP starting in the 2025 fiscal year. Upon Mr. Perullo’s death or disability or termination by the Company for Cause (as defined in the Perullo Employment Agreement), Mr. Perullo shall be entitled to any base salary, vacation time, and any unreimbursed business expenses from the prior year earned but not paid (the “Final Compensation”). Upon termination other than for Cause or Mr. Perullo’s resignation for Good Reason (each as defined in the Perullo Employment Agreement) that occurs within two years, the Company shall pay Mr. Perullo the Final Compensation and he shall be entitled to one year of continued participation in the Company’s medical and dental insurance plans (the “Benefit Continuation”). Upon termination other than for Cause or Mr. Perullo’s resignation for Good Reason (each as defined in the Perullo Employment Agreement) that occurs after two years, the Company shall pay Mr. Perullo the Final Compensation and an amount equal to the sum of his base salary and he shall be entitled to the Benefit Continuation. Mr. Perullo will not receive any additional compensation for his services as a member of the Board. The Perullo Employment Agreement is at-will and has no specific term.
In connection with the termination of the Prior Perullo Employment Agreement, on March 26, 2024, the Company and Mr. Perullo executed an employee separation and release agreement, effective March 29, 2024 (the “Perullo Separation and Release Agreement”). The Perullo Separation and Release Agreement provides that Mr. Perullo will receive the following separation payments and benefits provided under the Prior Perullo Employment Agreement, subject in each case to a customary seven-day revocation period: (i) final compensation in the form of a $14,423 lump sum payment, representing base salary from the prior year earned but not paid; (ii) termination compensation in the amount of $2,475,000, representing two times his 2023 base salary plus two times his 2023 earned bonus, payable in substantially equal installments over 12 months following the termination date; (iii) a prorated bonus for fiscal 2024 on such terms as may be approved by the Board; and (iv) accelerated vesting of all outstanding unvested equity securities, including 381,412 options and 898,181 RSUs, plus 657,895 RSUs representing his 2024 grant under the Company’s LTIP, on March 29, 2024. The Perullo Separation and Release Agreement also provides, among other customary provisions, continuing confidentiality and non-disparagement obligations.
The foregoing descriptions of the Perullo Employment Agreement and Perullo Separation and Release Agreement are subject to and qualified in their entirety by reference to the full text of the Perullo Employment Agreement and Perullo Separation and Release Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2024.
Mr. Perullo does not have a family relationship with any of the officers or directors of the Company. There are no related party transactions with regard to Mr. Perullo reportable under Item 404(a) of Regulation S‑K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.

April 1, 2024	/s/ John Hartmann
John Hartmann Chief Executive Officer (Principal Executive Officer)